United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

DANIMER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39280	84-1924518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 Industrial Boulevard Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 243-7075

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Advantage Loan Agreement

On December 15, 2021, Danimer Scientific Holdings, LLC, a Delaware limited liability company (“DSH”), Meredian Bioplastics, Inc., a Georgia corporation (“MBI”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company (“DSLLC”), Danimer Bioplastics, Inc., a Georgia corporation (“DBI”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“DSK”), each an indirect wholly-owned subsidiary of Danimer Scientific, Inc., a Delaware corporation (the “Company”), entered into Amendment No. Four to Loan and Security Agreement and Consent (“Amendment No. Four”) to that certain Loan and Security Agreement, dated as of March 13, 2019 (as amended by Amendment No. One to Loan and Security Agreement dated as of October 2, 2020, Amendment No. Two to Loan and Security Agreement and Consent dated as of December 22, 2020 and Amendment No. Three to Loan and Security Agreement and Consent dated as of March 18, 2021 and as amended, modified, supplemented, renewed or extended from time to time the “Advantage Loan Agreement”), among DSH and MBI, as borrowers (each an “Advantage Borrower”), Meredian, DSLLC, DBI and DSK, as guarantors (each an “Advantage Guarantor”, and collectively with the Advantage Borrowers, the “Advantage Loan Parties”), the lenders party thereto from time to time (the “Advantage Lenders”), and Southeast Community Development Fund X, L.L.C., as administrative agent for the Advantage Lenders (the “Administrative Agent”).

Amendment No. Four, among other things, (i) amended the restricted payments negative covenant to allow the Advantage Loan Parties and their subsidiaries to make distributions to the Company in amounts necessary to make payments under permitted exchangeable indebtedness and permitted bond hedge transactions, (ii) removed the restriction on the Advantage Borrowers’ ability to voluntarily prepay the term loan in the original principal amount of $4,500,000 (the “NMTC Loan”) under the Advantage Loan Agreement prior to July 1, 2022, (iii) modified the provision that as long as DSH maintains $10,000,000 in “qualified cash” (as defined in the Advantage Loan Agreement), the financial covenants of consolidated adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), consolidated fixed charge coverage ratio and consolidated leverage ratio will not be tested, subject to certain exceptions, by reducing the $10,000,000 amount to $5,000,000 in the event the NMTC Loan is paid in full, and (iv) clarified that the cross-default provision does not apply to the Company, permitted exchangeable indebtedness or a permitted bond hedge. As a condition to the effectiveness of Amendment No. Four, among other things, Meredian Holdings Group, Inc. delivered to the Administrative Agent, for the benefit of the Administrative Agent and each Advantage Lender, a Ratification by Guarantor (the “Advantage Ratification”), pursuant to which it acknowledged the entry of the Advantage Loan Parties into Amendment No. Four and each other amendment and modification of the Advantage Loan Agreement, ratified its obligations under its guaranty and pledge agreements, and confirmed that the Administrative Agent has a first-priority perfected security interest in all the limited liability company interests owned by MHG in DSH.

The above description of Amendment No. Four and the Advantage Ratification are summaries and are not complete. A copy of the Amendment No. Four and the Advantage Ratification are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Amendment No. Four and the Advantage Ratification set forth in such exhibits.

Amendment to Truist Revolving Credit Agreement

On December 15, 2021, DSH, Meredian, MBI, DSLLC, DBI, DSK (collectively, the “Truist Borrowers”), and Truist Bank (“Truist”) entered into the First Amendment (the “First Amendment”) to that certain Revolving Credit Agreement, dated April 29, 2021, by and among the Truist Borrowers, the other loan parties party thereto, and Truist (as amended, the “Truist Credit Agreement”).

Pursuant to the First Amendment, among other things, (i) the availability block (as provided for in the Truist Credit Agreement) was increased from $4.0 million in the aggregate to an initial amount of $11.8 million in the aggregate (which amount shall be subject to adjustment from time to time based on the EBITDA and certain fixed charges of the Truist Borrowers and their subsidiaries in accordance with the terms of the First Amendment), (ii) the Company will be permitted to hold the 2021 Convertible Note Hedge (as defined in the First Amendment ) and perform its obligations with respect to the 2021 Convertible Notes Offering (as defined in the First Amendment) and (iii) the undrawn $1.0 million capital expenditure line of credit with a one year draw period set forth in the Truist Credit Agreement was discontinued. As a condition to the effectiveness of the First Amendment, among other things, the Company and MHG (the “Truist Guarantors”) delivered to Truist a Reaffirmation and Ratification of Guarantors (the “Truist Ratification”), pursuant to which the Truist Guarantors acknowledged the entry into by the Truist Borrowers of the First Amendment, ratified and reaffirmed each of their obligations under its guaranty and the other loan documents with Truist to which they are a party and affirmed that nothing in the First Amendment modified in any respect their guarantee obligations.

The foregoing summary of the First Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the First Amendment, which is included as Exhibit 10.3 to this Current Report on Form 8-K, and the Truist Ratification, which is included as Exhibit 10.4 to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On December 15, 2021, Danimer Scientific, Inc. (the “Company”) issued a press release relating to its proposed offering of Convertible Senior Notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or the shares of the Company’s common stock, if any, issuable upon conversion of the Notes.

The information in Item 8.01 of this Current Report on Form 8-K and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. Four to Loan and Security Agreement and Consent, dated as of December 15, 2021, among Danimer Scientific Holdings, LLC, Meredian Bioplastics, Inc., Meredian, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc., and Danimer Scientific Kentucky, Inc., the several entities party thereto as lenders, and Southeast Community Development Fund X, L.L.C..
10.2	Ratification by Guarantor, dated December 15, 2021, by Meredian Holdings Group, Inc.
10.3	First Amendment to Revolving Credit Agreement, dated as of December 15, 2021, among Danimer Scientific Holdings, Inc., Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc. and Danimer Scientific Kentucky, Inc., Danimer Scientific, Inc., Meredian Holdings Group, Inc. and Truist Bank.
10.4	Reaffirmation and Ratification of Guarantor, dated December 15, 2021, by Danimer Scientifc, Inc. and Meredian Holdings Group, Inc.
99.1	Press release of Danimer Scientific, Inc., dated December 15, 2021 (furnished only).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2021

DANIMER SCIENTIFIC, INC.

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

3